Exhibit 10.109

PLS REPO FACILITY	EXECUTION

AMENDMENT NO. 11 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 11 to Amended and Restated Master Repurchase Agreement, dated as of December 15, 2015 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC  (the  “Guarantor”).

RECITALS

The Buyer, the Seller and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 3, 2013 (as amended by Amendment No. 1, dated as of September 5, 2013, Amendment No. 2, dated as of January 10, 2014,  Amendment No. 3, dated as of March 13, 2014, Amendment No. 4, dated as of April 30, 2014,  Amendment No. 5, dated as of May 22, 2014, Amendment No. 6, dated as of June 3, 2014, Amendment No. 7, dated as of October 31, 2014,  Amendment No. 8, dated as of December 23, 2014, Amendment No. 9, dated as of October 30, 2015, and Amendment No. 10, dated as of November 10, 2015, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of May 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 14, 2009,  by the Guarantor in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Applicability. Section 1 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller.  This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that Buyer shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions to exceed the Maximum Committed Purchase Price. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

SECTION 2.Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended as follows:

2.1deleting the definition of “Maximum Committed Purchase Price” in its entirety and replacing it with the following:

“Maximum Committed Purchase Price”  means $293,000,000; provided, that, for all purposes hereunder, for all Purchased Mortgage Loans that are GNMA Loans, the Maximum Committed Purchase Price shall be deemed to be $293,000,000.  For the avoidance of doubt, the Maximum Committed Purchase Price hereunder shall not exceed $293,000,000, inclusive of all Purchased Mortgage Loans, including all Purchased Mortgage Loans that are GNMA Loans.

2.2adding the following definition of “Maximum Aggregate Purchase Price”  in its proper alphabetical order:

“Maximum Aggregate Purchase Price” means FIVE HUNDRED MILLION DOLLARS ($500,000,000).

2.3deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” means the earlier of (a) January 29, 2016, and (b) the date of the occurrence of an Event of Default.

SECTION 3.Program; Initiation of Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection a. thereof in its entirety and replacing it with the following:

a.From time to time, Buyer will purchase from Seller certain Mortgage Loans that have either been originated by Seller or purchased by Seller from a Correspondent Seller.  This Agreement is a commitment by Buyer to enter into Transactions with Seller for an aggregate amount equal to the Maximum Committed Purchase Price.  This Agreement is not a commitment by Buyer to enter into Transactions with Seller for amounts exceeding the Maximum Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller.  Seller hereby acknowledges that, beyond the Maximum Committed Purchase Price, Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Servicer.  The aggregate Purchase Price of Purchased

Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

SECTION 4.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;  and

(b)such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 6.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the

Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By:	/s/ Elie Chau
Name: Elie Chau
Title: Vice President

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 11 to Amended and Restated Master Repurchase Agreement